Exhibit 99.1

Cerence Announces Third Quarter Fiscal Year 2022 Results

Headlines

•
Delivered strong performance in core automotive business
•
Achieved record professional services revenue, a key indicator of license and connected services growth
•
Secured key wins and nominations including a win back from Big Tech
•
Maintained strong focus on productivity, performance-based operations and cost structures
•
Economics, predictability, and visibility will be enhanced by returning to historical levels of fixed contracts

BURLINGTON, Mass., August 9, 2022 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its third quarter fiscal year 2022 results for the quarter ended June 30, 2022.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP Revenue	$89.0	$96.8	$269.7	$289.1
GAAP Gross Margin	72.8%	75.4%	73.0%	73.4%
Non-GAAP Gross Margin	73.7%	79.1%	75.3%	77.0%
GAAP Operating Margin	17.7%	15.4%	16.7%	17.2%
Non-GAAP Operating Margin	29.4%	37.7%	30.6%	38.0%
GAAP Net (Loss) Income (2)	$(99.3)	$5.8	$(80.7)	$37.9
Non-GAAP Net Income	$17.0	$26.1	$55.9	$78.8
Adjusted EBITDA	$28.5	$38.7	$89.4	$117.1
Adjusted EBITDA Margin	32.0%	40.0%	33.2%	40.5%
GAAP Net (Loss) Income per Share - diluted	$(2.53)	$0.15	$(2.06)	$0.97
Non-GAAP Net Income per Share - diluted	$0.43	$0.62	$1.34	$1.87

(1)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

(2)
During the third quarter of fiscal 2022, we established a valuation allowance of $107.6 million against our deferred tax assets in the Netherlands, which consist of tax amortizable intellectual property and net operating loss carryforwards. This provision is a non-cash event.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “Our third quarter brought meaningful and exciting progress across our business, from celebrating 43 customer global SOPs and introducing our new Cerence Cloud services to delivering record professional services revenue and securing a strategic win-back from Big Tech. Notwithstanding external headwinds, we are invigorated for the future and confident in our direction.

Ortmanns continued, “In that vein, in order to enhance predictability and visibility into our future revenue, we have decided to sign no fixed contracts in our fourth quarter and apply an approach in the future to keep the annual contribution of fixed contracts within the historical range of approximately $40 million per year. We are aware of the short-term impact of this decision but stand firm in our belief that, in the long run, this will return the business to more predictable, long-term growth that is consistent with our solid underlying results.”

“Overall, we’re confident in our ability to make the type of decisions that will set us up for success in the coming quarters and years. We’re proud to continue to support our automaker partners as they build the next generation of connected in-vehicle experiences. And, with a strong innovation pipeline in place, we are confident in Cerence’s integral role for the digital cabin of the future,” Ortmanns concluded.

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q3FY22
Percent of worldwide auto production with Cerence Technology (TTM)	51%
Average contract duration - years (TTM):	7.7
Repeatable software contribution (TTM):	77%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	(19%)
Growth in billings per car (TTM over prior year TTM) (excludes Legacy contract3)	10%

(1)
Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production decreased 8% over the same time period ended on June 30, 2022.
(3)
Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition.

Fourth Quarter and Full Year Fiscal 2022 Outlook

As discussed last quarter, the Company has been continuing to assess the right balance of fixed contracts for the business as part of the long-term planning process. In order to further enhance predictability and visibility into future revenue, after Q3, the Company decided not to book any fixed contracts in the fourth quarter. For future fiscal years, starting in FY23, the company is committed to managing the annual contribution of fixed contracts to stay at the historical level of approximately $40 million per year.

The near-term impact of this decision is materially adverse to the company’s financial performance but the Company believes that in the long run this will return the business to predictable, long-term growth that is more consistent with our underlying performance. This shift is also expected to improve the Company’s focus on long-term margins and returns while capitalizing on strong demand for Cerence products. In addition to no contribution from fixed contracts in the quarter other factors included in the fourth quarter guidance are uncertainties around non-auto licensing agreements and currency fluctuations.

The Company is convinced the reduction in fixed contracts best serves the long-term interests of the company as this will enhance visibility into the strong core business and will demonstrate more consistent underlying results. Further, the Company would expect these effects to be in fiscal year 2023 allowing for more predictability in revenue in 2024 and beyond.

For the fiscal quarter ending September 30, 2022, revenue is expected to be in the range of $52 million to $58 million. Adjusted EBITDA is expected to be in the range of approximately ($11) million to ($5) million.

For the full fiscal year ending September 30, 2022, revenue is now expected to be in the range of $322 million to $328 million. Adjusted EBITDA is expected to be in the range of approximately $79 million to $85 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Third Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using the following link: Register Here

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this release regarding Cerence’s future performance, results and financial condition, expected growth, opportunities, business and market trends, our strategy regarding fixed contracts and its impact on financial results, demand for Cerence products, and innovation and new product offerings, and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customers’ businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; the impact of the war in Ukraine on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2022 and 2021, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2022, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.
•
Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.
•
Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 450 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
License	$46,452	$49,980	$139,610	$150,765
Connected services	19,990	30,283	67,475	83,949
Professional services	22,599	16,538	62,662	54,392
Total revenues	89,041	96,801	269,747	289,106
Cost of revenues:
License	585	863	1,692	2,718
Connected services	5,391	6,108	16,766	19,960
Professional services	18,173	14,985	51,448	48,632
Amortization of intangible assets	103	1,879	2,879	5,637
Total cost of revenues	24,252	23,835	72,785	76,947
Gross profit	64,789	72,966	196,962	212,159
Operating expenses:
Research and development	26,040	30,370	81,808	83,365
Sales and marketing	8,299	9,534	22,487	28,097
General and administrative	10,614	13,173	31,941	38,563
Amortization of intangible assets	2,862	3,180	9,151	9,521
Restructuring and other costs, net	1,197	1,760	6,586	2,777
Total operating expenses	49,012	58,017	151,973	162,323
Income from operations	15,777	14,949	44,989	49,836
Interest income	243	34	416	68
Interest expense	(3,815)	(3,294)	(10,602)	(10,569)
Other (expense) income, net	(478)	173	(764)	1,432
Income before income taxes	11,727	11,862	34,039	40,767
Provision for income taxes	110,994	6,064	114,738	2,865
Net (loss) income	$(99,267)	$5,798	$(80,699)	$37,902
Net (loss) income per share:
Basic	$(2.53)	$0.15	$(2.06)	$1.01
Diluted	$(2.53)	$0.15	$(2.06)	$0.97
Weighted-average common share outstanding:
Basic	39,313	37,825	39,113	37,664
Diluted	39,313	39,296	39,113	39,135

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30,	September 30,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,454	128,428
Marketable securities	18,890	30,435
Accounts receivable, net of allowances of $167 and $395	62,698	45,560
Deferred costs	7,422	6,095
Prepaid expenses and other current assets	57,689	76,530
Total current assets	255,153	287,048
Long-term marketable securities	8,784	7,339
Property and equipment, net	38,027	31,505
Deferred costs	24,308	31,702
Operating lease right of use assets	16,641	14,901
Goodwill	1,114,556	1,128,511
Intangible assets, net	12,546	25,348
Deferred tax assets	49,780	159,293
Other assets	57,042	20,081
Total assets	$1,576,837	$1,705,728
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,370	$11,636
Deferred revenue	75,166	78,394
Short-term operating lease liabilities	5,486	4,562
Short-term debt	9,375	6,250
Accrued expenses and other current liabilities	48,990	64,467
Total current liabilities	154,387	165,309
Long-term debt	261,202	265,093
Deferred revenue, net of current portion	173,519	198,343
Long-term operating lease liabilities	13,021	12,216
Other liabilities	24,596	32,822
Total liabilities	626,725	673,783
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 39,316 and 38,025 shares issued and outstanding, respectively	393	381
Accumulated other comprehensive (loss) income	(21,055)	1,634
Additional paid-in capital	1,023,896	1,002,353
(Accumulated deficit) Retained earnings	(53,122)	27,577
Total stockholders' equity	950,112	1,031,945
Total liabilities and stockholders' equity	$1,576,837	$1,705,728

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(80,699)	$37,902
Adjustments to reconcile net (loss) income to net cash provided by operations:
Depreciation and amortization	18,853	22,276
Benefit from credit loss reserve	(414)	(412)
Stock-based compensation	23,020	42,179
Non-cash interest expense	3,922	3,730
Deferred tax provision (benefit)	103,394	(3,812)
Other	5,137	(1,590)
Changes in operating assets and liabilities:
Accounts receivable	(21,626)	(1,698)
Prepaid expenses and other assets	(34,621)	(17,065)
Deferred costs	3,753	5,078
Accounts payable	4,638	2,906
Accrued expenses and other liabilities	(2,698)	(4,026)
Deferred revenue	(19,844)	(34,400)
Net cash provided by operating activities	2,815	51,068
Cash flows from investing activities:
Capital expenditures	(14,418)	(8,055)
Purchases of marketable securities	(21,153)	(33,800)
Sale and maturities of marketable securities	31,003	9,000
Payments for equity investments	(584)	(2,563)
Other investing activities	1,735	702
Net cash used in investing activities	(3,417)	(34,716)
Cash flows from financing activities:
Payments for long-term debt issuance costs	-	(520)
Principal payments of long-term debt	(4,689)	(4,689)
Common stock repurchases for tax withholdings for net settlement of equity awards	(47,960)	(34,089)
Principal payment of lease liabilities arising from a finance lease	(289)	(326)
Proceeds from the issuance of common stock	34,943	6,682
Net cash used in financing activities	(17,995)	(32,942)
Effects of exchange rate changes on cash and cash equivalents	(1,377)	1,363
Net change in cash and cash equivalents	(19,974)	(15,227)
Cash and cash equivalents at beginning of period	128,428	136,067
Cash and cash equivalents at end of period	$108,454	$120,840

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP revenue	$89,041	$96,801	$269,747	$289,106

GAAP gross profit	$64,789	$72,966	$196,962	$212,159
Stock-based compensation	722	1,708	3,384	4,945
Amortization of intangible assets	103	1,879	2,879	5,637
Non-GAAP gross profit	$65,614	$76,553	$203,225	$222,741
GAAP gross margin	72.8%	75.4%	73.0%	73.4%
Non-GAAP gross margin	73.7%	79.1%	75.3%	77.0%

GAAP operating income	$15,777	$14,949	$44,989	$49,836
Stock-based compensation*	6,253	14,710	19,020	42,179
Amortization of intangible assets	2,965	5,059	12,030	15,158
Restructuring and other costs, net*	1,197	1,760	6,586	2,777
Non-GAAP operating income	$26,192	$36,478	$82,625	$109,950
GAAP operating margin	17.7%	15.4%	16.7%	17.2%
Non-GAAP operating margin	29.4%	37.7%	30.6%	38.0%

GAAP net (loss) income	$(99,267)	$5,798	$(80,699)	$37,902
Stock-based compensation*	6,253	14,710	19,020	42,179
Amortization of intangible assets	2,965	5,059	12,030	15,158
Restructuring and other costs, net*	1,197	1,760	6,586	2,777
Depreciation	2,314	2,270	6,823	7,118
Total other income (expense), net	(4,050)	(3,087)	(10,950)	(9,069)
Provision for income taxes	110,994	6,064	114,738	2,865
Adjusted EBITDA	$28,506	$38,748	$89,448	$117,068
GAAP net (loss) income margin	-111.5%	6.0%	-29.9%	13.1%
Adjusted EBITDA margin	32.0%	40.0%	33.2%	40.5%
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP net (loss) income	$(99,267)	$5,798	$(80,699)	$37,902
Stock-based compensation*	6,253	14,710	19,020	42,179
Amortization of intangible assets	2,965	5,059	12,030	15,158
Restructuring and other costs, net*	1,197	1,760	6,586	2,777
Non-cash interest expense	1,327	1,276	3,922	3,730
Indemnification asset release	-	-	1,302	-
Adjustments to income tax expense	104,487	(2,517)	93,768	(22,984)
Non-GAAP net income	$16,962	$26,086	$55,929	$78,762

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders - basic and diluted	$(99,267)	$5,798	$(80,699)	$37,902

Non-GAAP Numerator:
Net income attributed to common shareholders	$16,962	$26,086	$55,929	$78,762
Interest on Convertible Senior Notes, net of tax	-	988	3,024	2,965
Net income attributed to common shareholders - diluted	$16,962	$27,074	$58,953	$81,727

GAAP Denominator:
Weighted-average common shares outstanding - basic	39,313	37,825	39,113	37,664
Adjustment for diluted shares	-	1,471	-	1,471
Weighted-average common shares outstanding - diluted	39,313	39,296	39,113	39,135

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	39,313	37,825	39,113	37,664
Adjustment for diluted shares	-	6,148	5,046	6,148
Weighted-average common shares outstanding - diluted	39,313	43,973	44,159	43,812

GAAP net (loss) income per share - diluted	$(2.53)	$0.15	$(2.06)	$0.97
Non-GAAP net income per share - diluted	$0.43	$0.62	$1.34	$1.87

GAAP net cash (used in) provided by operating activities	$(3,928)	$24,059	$2,815	$51,068
Capital expenditures	(4,433)	(2,874)	(14,418)	(8,055)
Free Cash Flow	$(8,361)	$21,185	$(11,603)	$43,013
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3FY22	Q2FY22	Q1FY22	Q4FY21
GAAP revenues	$89,041	$86,280	$94,426	$98,076
Less: Professional services revenue	22,599	20,646	19,417	21,073
Non-GAAP Repeatable revenues	$66,442	$65,634	$75,009	$77,003

GAAP revenues TTM	$367,823
Less: Professional services revenue TTM	83,735
Non-GAAP Repeatable revenues TTM	$284,088
Repeatable software contribution	77%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4 2022		FY2022
	Low	High	Low	High
GAAP revenue	$52,000	$58,000	$322,000	$328,000

GAAP gross profit	$27,200	$33,200	$224,700	$230,700
Stock-based compensation	800	800	3,900	3,900
Amortization of intangible assets	100	100	3,000	3,000
Non-GAAP gross profit	$28,100	$34,100	$231,600	$237,600
GAAP gross margin	52%	57%	70%	70%
Non-GAAP gross margin	54%	59%	72%	72%

GAAP operating (loss) income	$(25,700)	$(19,700)	$19,500	$25,500
Stock-based compensation	6,500	6,500	25,600	25,600
Amortization of intangible assets	2,500	2,500	14,500	14,500
Restructuring and other costs, net	3,300	3,300	9,900	9,900
Non-GAAP operating (loss) income	$(13,400)	$(7,400)	$69,500	$75,500
GAAP operating margin	-49%	-34%	6%	8%
Non-GAAP operating margin	-26%	-13%	22%	23%

GAAP net (loss) income	$(32,800)	$(26,100)	$(113,200)	$(106,500)
Stock-based compensation	6,500	6,500	25,600	25,600
Amortization of intangible assets	2,500	2,500	14,500	14,500
Restructuring and other costs, net	3,300	3,300	9,900	9,900
Depreciation	3,000	3,000	9,800	9,800
Total other income (expense), net	(3,700)	(3,700)	(14,600)	(14,600)
Provision for income taxes	3,300	2,600	118,000	117,300
Adjusted EBITDA	$(10,500)	$(4,500)	$79,200	$85,200
GAAP net (loss) income margin	-63%	-45%	-35%	-32%
Adjusted EBITDA margin	-20%	-8%	25%	26%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q4 2022		FY2022
	Low	High	Low	High
GAAP net (loss) income	$(32,800)	$(26,100)	$(113,200)	$(106,500)
Stock-based compensation	6,500	6,500	25,600	25,600
Amortization of intangibles	2,500	2,500	14,500	14,500
Restructuring and other costs, net	3,300	3,300	9,900	9,900
Non-cash interest expense	1,400	1,400	5,300	5,300
Indemnification asset release	-	-	1,300	1,300
Adjustments to income tax expense	6,400	4,600	100,300	97,900
Non-GAAP net (loss) income	$(12,700)	$(7,800)	$43,700	$48,000

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders	$(32,800)	$(26,100)	$(113,200)	$(106,500)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders	$(12,700)	$(7,800)	$43,700	$48,000
Interest on Convertible Senior Notes, net of tax	-	-	4,000	4,000
Net (loss) income attributed to common shareholders - diluted	$(12,700)	$(7,800)	$47,700	$52,000

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	39,400	39,400	39,200	39,200

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	39,400	39,400	39,200	39,200
Adjustment for diluted shares	-	-	5,000	5,000
Weighted-average common shares outstanding - diluted	39,400	39,400	44,200	44,200

GAAP net (loss) income per share - diluted	$(0.83)	$(0.66)	$(2.89)	$(2.72)
Non-GAAP net (loss) income per share - diluted	$(0.32)	$(0.20)	$1.08	$1.18